Exhibit (a)(14)

John H. Peper	Direct (504) 799-1908
Executive Vice President	jpeper@eplweb.com

November 1, 2006

Via facsimile (985 249 5388)

Mr. Mark Chatterji, President

ATS, Inc.

71683 Riverside Drive

Covington, LA 70433

Dear Mr. Chatterji:

We at EPL are surprised that, rather than participating in our Board’s process and seeking to learn all you can about the company, ATS has chosen to proceed by trying to coerce our stockholders into supporting an inadequate offer they have already rejected three times. In the hope that you may still be convinced to join the process and offer a full and fair price for the company, we are attaching certain of the information about EPL and its prospects that we are providing to all other parties who have expressed interest.

Sincerely,

/s/ John H. Peper
John H. Peper
Executive Vice President

Attachment

EXPLORE DEVELOP GROW EXPLORE DEVELOP GROW EXPLORE

EPL

Page 1 Company Overview Company Overview November 1, 2006 November 1, 2006

Strategic Alternatives Process
Initiated process on October 12
Goal is to maximize stockholder value
Exploring all options, including possible sale of the Company
We intend to engage in discussions with parties who sign confidentiality agreements
Multiple parties have already signed confidentiality agreements
Multiple parties have expressed intent to sign confidentiality agreements
We are entertaining interest from other parties
EPL does not intend to further disclose developments with respect to this process unless and until an agreement in principle or a definitive agreement has been reached

EPL – Business Description
Proven operator in all aspects of finding and
development of oil and gas reserves
76% exploratory success rate year-to-date with 16
successful wells
5th most active driller on the Shelf
(1)
Significant exploration upside underpinned by large
legacy assets
Net probable reserves of ~11 Mmboe attached to proved
properties
(2)
Focus on generation and execution of exploratory
opportunities
Large portfolio of 80 prospects representing net unrisked
reserve potential of ~700 Mmboe
(2)
(1) 2005, as per James K. Dodson Company, based on number of operated wells drilled per year in Federal and State waters < 600ft
(2) See APPENDIX for definitions, discussion, and cautionary statements concerning certain terms used on this slide
Execute a balanced drilling program
Concentration on moderate risk opportunities with
exposure to high potential reserves
Currently drilling 2 exploratory wells with 8 remaining to
spud in 2006 (2 are high potential)
Expand operations into GOM deepwater up to 5,000 feet
Joint venture with Noble Energy
2 discoveries to date (Redrock and Raton)
Shorter cycle times to
1
st
production through use of
existing infrastructure
Continue to expand our high quality GOM and Gulf Coast
exploration and operations staff
Highly experienced teams in place

Company Milestones
1998 1999 2000 2001 2002 2003 2004 2005 2006
Company Founded
Bay Marchand Drill-to-Earn
South Timbalier 26 Acquisition of 20% GWI
East Bay Acquisition
IPO
Hall-Houston Acquisition
Entry Onshore with
Castex Acquisition
1st Discovery at South Timbalier 41
South Timbalier 26 Acquisition resulting in 50% GWI
Entry into Deepwater
1st Deepwater
Discovery Redrock
2nd Deepwater
Discovery Raton
South Timbalier 26
Acquisition resulting in
100% GWI

Proven Track Record
0
5
10
15
20
25
30
1998 1999 2000 2001 2002 2003 2004 2005 Avg. for
First 9
Months of
2006
0
10
20
30
40
50
60
1998 1999 2000 2001 2002 2003 2004 2005
Proved Reserves (Net Mmboe)
5.0
6.0
35.7 35.8
47.5
49.8
53.7
59.3
Production (Net Mboe/d)
0.8
1.4
10.3
16.1
17.2
21.1
22.3
22.7
25.4-25.7
Oil
Natural Gas
Oil
Natural Gas
Strong track record of reserve and production
growth
Significant upside potential in existing portfolio
History of successful drilling activities
Balanced drilling program across the risk
spectrum
Concentration on moderate risk opportunities
Proficiency at acquiring and integrating assets
Successful in the exploration and exploitation
of legacy assets and drill bit growth
High quality GOM and Gulf Coast exploration
and operations staff
Experienced management team that is
financially driven
Strong liquidity and financial flexibility
Solid credit statistics

NEW ORLEANS
NEW ORLEANS
Emerging
Shelf
Focus Area
Legacy
Assets
Emerging
Deepwater
Focus Area
VERMILION PARISH
TERREBONNE PARISH
CAMERON PARISH
EAST BAY
GREATER BAY MARCHAND
EAST CAMERON/VERMILION/
SOUTH MARSH ISLAND AREA
MISSISSIPPI
CANYON
Emerging
Onshore
Focus Areas
Offshore Blocks and Onshore Leases
Offshore Blocks:    157 (365M net acres)
Shelf:            133 (332M net acres)
Deepwater:    24  (33M net acres)
Onshore Leases:     199   (7M net acres)
EPL Interests
Legacy Assets and Emerging Focus Areas

0
20
40
60
80
100
120
140
160
180
Cumulative Production
through 9/30/06 + Proved +
Upside Potential
Legacy Asset - East Bay- Acquisition Success Story
Acquired in 2000 for $2.77/boe
Expanded acreage position through series of lease sales
Multiple proprietary reprocessed 3-D seismic datasets
Extended field life by ~22 years through exploration and
exploitation successes
Significant upside from currently identified exploration
opportunities
Red Sky (Big Hum Test) - net unrisked potential of
~119 Mmboe
(1)
East Bay History Under EPL Ownership (Net Mmboe)
Original East Bay Acquisition Acreage
11
12
25 24
23
26
13
22
29
28
27
51
52
56
55 54 53
81 82
83
84
41
42 43 44 45
46
36
37 38 39
40
59 58 57 56 55 54 53
SP 28-Richmond
Exploratory Well
High Potential Wells
SP 26-Red Sky
Exploratory Well
SP 38-Apollo
Exploratory Well
Future Exploratory Wells (3)
Exploration Inventory
Upside
Potential
Production
Additional Acreage Since Acquisition
~26
~166
Proved
(1)
(1)  See APPENDIX for definitions, discussion, and cautionary statements concerning certain terms used on this slide
Proved Reserves
Acquired in 2000

0
10
20
30
40
Cumulative Production
through 9/30/06 + Proved +
Upside Potential
South Timbalier 41 Area –Premier Oil and Gas Discovery
Seismic play uncovered by EPL with 1
st
Discovery in 2003
100% success to date with 8 exploratory wells on
ST 41/42/46 blocks
Multiple gas/oil pay sands encountered in each well
High production capabilities from the gas and oil wells
discovered to date
New permanent facilities in the field in 2006, with the
flexibility to flow wells through EPL’s ST 26 field
Additional exploration and exploitation opportunities
ST 41 Area History Since 1
st
Discovery (Net Mmboe)
Exploration Inventory
Production
49
38
BM
21
ST 22 ST 23
ST 24
GI 37
28
27 25 ST 26
GI 26
ST 40
42
GI 50
20
29
ST 43
6
38
ST 39
47
ST 45 ST 44
ST 46
ST 41 ST 42
57 58
56
62
64
63 61
ST 65ST 65
62
73
ST 87
85
86 88
84
1
Rhino
Exploratory Well
ST 46 #4 Arabi
Exploratory Well
Cap Rock
Exploratory Well
EPL Acreage
High Potential Wells
Future Exploratory Wells (4)
ST 46 #3 Raptor
Development/Exploratory
Well
Castle Rock
Exploratory Well
Upside
Potential
~4
~36
Future Development/Exploratory Well (1)
Proved
(1)
(1) See APPENDIX for definitions, discussion, and cautionary statements concerning certain terms used on this slide
Proved Reserves for
Initial Discovery Well
in 2003

Total Net Unrisked Probables Total Net Unrisked Probables
(1) (1)
Attached to the Existing Asset Base : ~11 Mmboe Attached to the Existing Asset Base : ~11 Mmboe
Probables Attached to Proved Reserves (1)
(1) See APPENDIX for definitions, discussion, and cautionary statements concerning certain terms used on this slide
HOUSTON
HOUSTON HOUSTON
GREATER BAY MARCHAND
Eugene Island 277
East Cameron 109
Fields with Probable Reserve Potential (11)
South Timbalier 26
West Cameron 3
Little Lake
EAST BAY
South Timbalier 41
Bay Marchand
East Bay
East Cameron 111
Galveston 227
East Cameron 46 #A-6
NEW ORLEANS
NEW ORLEANS NEW ORLEANS

2006 YTD Exploration Success Drives Growth
NEW ORLEANS
NEW ORLEANS NEW ORLEANS
HOUSTON
HOUSTON HOUSTON
GREATER BAY MARCHAND
EAST BAY
SP 26 Denali
ST 23 #CC4 ST
WC 202 #1
ST 42 #2
WC 25 #1
EC 268 #1
EI 312 #1
VR 101 #1
WC 3 #1
Exploratory Wells
Successful Wells (16)
Drilling (2)
GI 66 #1
Lakeside
Barracuda
WC 176 #13
LL&E #3
MC 204 Redrock
ST 23 #SB-15ST
MC 248 Raton
Scheduled (8)
EC 109 #A-6
EC 109 #5
Unsuccessful Wells (5)
WC 252 #1
Little Lake #1
Four Rivers
Raton South
EC 46 #A-6
Bayou Batiste
Remaining High
Potential (2)
ST 23 CM2ST
SMI 79 #1
SMI 79 #2
ST26 Louisville
ST 46 #3 Raptor
WC 98 #3st
76% Exploratory Success to Date for 2006 76% Exploratory Success to Date for 2006

2006 End of 3Q & 4Q Production Timing*
Sept Dec Nov
Oct
EC 268
EB 0694 #15
ST 26 #F-26
ST 41 #F-1
EI 277 #K1&K2
EC 109 #5
Lakeside
ST 41 #E-1
EB 0694 #131
WC 3
ALM 70-3
EB 0694 #188
WC 98
WC 176
ST 26 # F-28
VR 101 #1
Initial Gross Rate – Boe per day
W.I.%
* Estimates as of 10/26/06
~2,200
~1,600
~40
~2,000
~80
~4,700
25%
~1,100
~500
~1,400
75%
75%
13%
25%
100%
100%
50%
67%
100%
60%
75%
60%
50%
~275
~600
~350
~800
~1,600
~1,666
100%
~300
100%

2006 Drilling Risk Allocation & 2006 Results To Date
Lower Risk Development /
Exploitation/Exploration
(e.g., ST46 #3 Raptor)
Higher Risk
Exploration
(e.g., Barracuda)
Moderate Risk
Exploration
(e.g., Raton South)
20%
30%
50%
Risk
Return
Balanced Drilling Program
Across Risk Spectrum
Exploratory
Success to Date
0%
20%
40%
60%
80%
100%
Total Shelf Deepwater Onshore
76%
73%
100%
75%
(16 of 21) (11 of 15)
(2 of 2)
(3 of 4)

Deep Water Exploration Inventory (1)
EPL approach to deepwater
Exploit increasing availability of attractive
leases in water depths <5000 feet
Leverage significant infrastucture and
transportation logistics
Apply well-established drilling technology and
understanding of geologic formations
Entered deepwater in early 2006 through JV
with Noble Energy, a proven deepwater
operator
Acquired 25% working interest in 23 leases
13 identified prospects operated by Noble
100% Success: Redrock & Raton discoveries
Multiple pay zones encountered
Multiple options for tie-back of discoveries
Expecting 1
st
production by 2008
Raton South, which has multiple targets, is
drilling and should TD before year end
NEW ORLEANS
NEW ORLEANS NEW ORLEANS
Exploratory Wells
EPL Interests
Redrock
Successful Wells (2)
High Potential Wells
2006 Lease Sale Awards (2)
Drilling (1)
Raton
Raton South
100 % Exploratory Success to Date for 2006
Future Exploratory Wells (10)
Ike
Sable
Red Tack
Pecos
Gull Wing
Chama
Livingston
Gipper
Alta North
Alta
Total Net Unrisked Potential Total Net Unrisked Potential
(1) (1)
for the 11 Deepwater Prospects : ~390 Mmboe for the 11 Deepwater Prospects : ~390 Mmboe
(1) See APPENDIX for definitions, discussion, and cautionary statements concerning certain terms used on this slide

NEW ORLEANS
NEW ORLEANS
HOUSTON
HOUSTON
EAST BAY
Planned Drill Wells/Prospects
EPL 2006 Drilling & Scheduled (9)
EPL Prospects (60)
GREATER BAY MARCHAND
BM CM 2ST
ST 46 #3 Raptor
EC 109 A-6
WC 252 #1
N. Padre Island
1 Prospect
Barracuda
High Island
5 Prospects
Galveston
1 Prospect
W. Cameron
6 Prospects
E. Cameron
4 Prospects
Vermilion
7 Prospects
S. Marsh Island
7 Prospects
Eugene Island
8 Prospects
Ship Shoal
1 Prospect
S. Timbalier
8 Prospects
East Bay
3 Prospects
Cameron Ph.
1 Prospect
Vermilion Ph.
1 Prospect
Terrebonne Ph.
6 Prospects
Jefferson Ph.
1 Prospect
ST 26 F-30 Louisville
SMI 79#2
SMI 79 #1
Four Rivers
Extensive Shelf and Onshore Exploratory Inventory (1)
Multi-Year Portfolio
Total Net Unrisked Potential Total Net Unrisked Potential
(1) (1)
for 69 Shelf & Onshore Prospects : ~310 Mmboe
for 69 Shelf & Onshore Prospects : ~310 Mmboe
Mmboe
(1) See APPENDIX for definitions, discussion, and cautionary statements concerning certain terms used on this slide

$0
$5
$10
$15
$20
$25
$30
$35
$40
$45
$50
Potential Value Creation from Non-Proved Sources (1,3)
(1) See APPENDIX for definitions, discussion, and cautionary statements concerning certain terms used on this slide
(2) Using NYMEX pricing as of 10/20/2006
(3) This represents one methodology that could be used to value a company which could materially differ from alternative valuation methodologies
Potential Sources of Future Upside
(2)
Net Proved
Reserves
at 12/31/05
(1)
Risked Net
Probables
Attached to
Proved Reserves
(1)
Risked Net
Shelf & Onshore
Portfolio
(1)
Risked Net
Deepwater
Portfolio
(1)

Why EPL?
Strong track record of reserve and production growth
Sizable exploration portfolio of 80 prospects with ~700 Mmboe net unrisked potential
(1)
Balanced drilling program across the risk spectrum
Successful strategy of legacy assets exploitation, drill bit growth, and asset integration
High quality GOM and Gulf Coast exploration and operations staff
Experienced management team that is financially driven
(1) See APPENDIX for definitions, discussion, and cautionary statements concerning certain terms used on this slide

Corporate Information
Richard A. Bachmann
Chairman and
Chief Executive Officer
Phillip A. Gobe
President and
Chief Operating Officer
Timothy R. Woodall
Executive Vice President and
Chief Financial Officer
John H. Peper
Executive Vice President
General Counsel and
Corporate Secretary
Principal Corporate Office
201 St. Charles Ave.
Suite 3400
New Orleans, LA  70170
Phone: (504) 569-1875
Web:    www.eplweb.com
Investor Relations Contacts
T.J. Thom
tthom@eplweb.com
Al Petrie
alpetrie@eplweb.com

Forward-Looking Statements & Other Information
Forward Looking Statements
This presentation contains forward-looking information regarding EPL that is intended to be covered by the safe harbor "forward-looking statements"
provided by the Private Securities Litigation Reform Act of 1995. All statements included in this presentation that address activities, events or developments that EPL expects, believes or anticipates will or may occur in the future are forward-looking statements. These include statements regarding: reserve and production estimates, oil and gas prices, the impact of derivative positions, production expense estimates, cash flow estimates, future financial performance, planned capital expenditures, and other matters that are discussed in EPL's filings with the Securities and
Exchange Commission (SEC).
These statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to EPL's filings with the SEC, including Form 10-K for the year ended December 31, 2005, and
Form 10-Q for the quarter ended June 30, 2006, for a discussion of these risks.
Reserve Information
In its filings with the SEC, EPL is generally permitted to disclose only proved reserves, which are reserve estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. EPL uses certain terms in this presentation, such as “potential” and “probable” in relation to reserves. Estimates of “potential” and
“probable” reserves which may potentially be recoverable through additional drilling or recovery techniques are by their nature more uncertain than estimates of proved reserves and accordingly are subject to substantially greater risk of not actually being realized by the Company.  For more information regarding these types of reserves, see “Definitions”.  Investors are urged to consider closely EPL’s disclosure of its proved reserves, along with certain risk factors and uncertainties inherent in its business set forth in its Form 10-K and other filings with the SEC.  Oil and gas exploration is inherently risky. There is no assurance that the Company can realize any of this potential.
Consent Solicitation
EPL HAS FILED A PRELIMINARY CONSENT REVOCATION STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION IN
RESPONSE TO WOODSIDE AND ATS' CONSENT SOLICITATION TO REMOVE EPL'S BOARD OF DIRECTORS. INVESTORS AND SECURITY
HOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE CONSENT REVOCATION STATEMENT WHEN IT BECOMES AVAILABLE
BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING EPL, THE ATS OFFER AND THE CONSENT SOLICITATION. A
DEFINITIVE CONSENT REVOCATION STATEMENT WILL BE SENT TO SECURITY HOLDERS OF EPL SEEKING REVOCATION OF ANY
CONSENTS GIVEN TO ATS OR WOODSIDE.
The documents filed with the SEC by EPL may be obtained free of charge from EPL's website at www.eplweb.com or by directing a request to:
Energy Partners, Ltd. 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170, Attn: Secretary, (504) 569-1875. Investors and security holders are urged to read the consent revocation statement and the other relevant materials when they become available before making any decision with respect to the consent solicitation.
EPL and its officers and directors and certain other persons may be deemed to be participants in the solicitation of consents from the stockholders of EPL in opposition to the ATS consent solicitation. Information about the such persons and their direct or indirect interests, by security holdings or otherwise, in the consent solicitation is set forth in the preliminary consent revocation statement.

Appendix: Definitions
Potential Value Creation from Non-Proved Sources- This represents one methodology that could be used to value a company which could materially differ from alternative valuation methodologies.  Other persons valuing a company using this particular method could reach a different value as a result of, among other things, different risk factors being applied to the potential sources of future value.  Actual results will be dependent on our drilling success, oil and natural gas markets and the accuracy of production and reserves estimates, which includes timing of future operations.
Proved Reserves- Proved reserves are those quantities of natural gas, crude oil, and condensate that geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under existing economic and operating conditions. There is no assurance of the recovery of all proved reserves over a given timeframe or at all.
Non-Proved Reserves- Non-proved reserves are considered not reasonably certain to be recovered. Estimates of non-proved reserves are based on geologic and/or engineering data similar to that used to estimate proved reserves, but technical, contractual, economic considerations and/or SEC, state or other regulations preclude such reserves from being classified as proved. Non-proved reserves may be further sub-classified as probable and potential to denote progressively increasing uncertainty of recoverability. Importantly, estimation of non-
proved reserves may assume future economic conditions different than those prevailing at the time of the estimate. The effect of possible future improvements in economic conditions and technological developments can be expressed by allocating appropriate quantities of reserves to the probable and potential classifications. There is no assurance of the recovery of non-proved reserves over a given timeframe or at all, and non-proved reserves are less likely to recovered than those reserves considered proved.
Probable Reserves- Probable reserves are estimates of non-proved reserves which analysis of geological and engineering data suggests are more likely than not to be recoverable. For estimates of probable reserves based on probabilistic methods, there should be at least a 50%
probability that the quantities of reserves actually recoverable will equal or exceed the sum of the estimated proved plus probable reserves.
Probable reserves may include: 1. reserves in formations known to be productive where SEC regulations limit recognition of proved reserves to direct-offset locations one legal spacing-unit away from a producing well; 2. reserves anticipated to be proved by normal step-out drilling where subsurface control is currently inadequate to classify these reserves as proved; 3. reserves in formations that appear to be productive based on well-log characteristics but lack core data or other definitive tests to indicate productive potential and which are not analogous to producing or proved reserves in the area; 4. incremental reserves attributable to infill drilling that could have been classified as proved if closer statutory spacing had been approved at the time of the estimate; 5. reserves attributable to improved recovery methods that have been established by repeated commercially successful applications where: a. a project or pilot is planned but not in operation; and b. rock, fluid and reservoir characteristics appear favorable for commercial application; 6. reserves in an area of the formation that appears to be separated from the proved area by faulting and where geologic interpretation indicates that the area is structurally higher than the proved area; 7. reserves attributable to future workover, treatment, re-treatment, change of equipment, or other mechanical procedures, where such mechanical procedure has not been proved successful in wells which exhibit similar behavior in analogous reservoirs; and/or 8. incremental reserves in proved reservoirs where an alternative interpretation of performance or volumetric data indicates more reserves are present than can be classified as proved due to the restriction of classifying reserves as proven only to the lowest known hydrocarbons limit as identified through open hole logging of well penetrations in the reservoir. There is no assurance of the recovery of probable reserves over a given timeframe or at all, and probable reserves are less likely to recovered than those reserves considered proved.

Appendix: Definitions
Unrisked Potential- Unrisked potential for each prospect as identified in EPL’s current portfolio of undrilled and currently drilling exploratory wells is used to describe the potential reserve value as evaluated geologically for each prospect that is the highest supportable reserve value that the prospect could potentially produce after discovery and up through its terminating reserve life.  The resulting unrisked potential for multiple prospects is the summation of each individual prospect’s unrisked potential as defined above. Unrisked potential reflects a best case scenario and does not reflect expectations.  It is very unlikely that all reserves included in unrisked potential will be recovered.
Upside Potential for East Bay and ST41 area- Upside potential for East Bay and South Timbalier 41, as set forth in slides 7 and 8, refers to the probable reserves associated with proved reserves plus the unrisked potential for prospects identified in those specific field areas (see definitions above).
Total Net Unrisked Potential for 69 Shelf and Onshore Prospects- The unrisked potential (see definition above) has been identified on a per prospect basis for EPL’s onshore South Louisiana and GOM Shelf portfolio of identified drilling opportunities, and represents EPL’s net revenue interest in the gross unrisked potential reserves attributed to each such prospect.
Total Net Unrisked Potential for 11 Deepwater Prospects- The unrisked potential (see definition above) has been identified on a per prospect basis for EPL’s deepwater GOM portfolio of identified drilling opportunities, and represents EPL’s net revenue interest in the gross unrisked potential reserves attributed this portfolio of drilling opportunities.
Risked Net Probables Attached to Proved Reserves– The probable reserves (see definition above) have been identified on a per field basis, and represents EPL’s net revenue interest in the gross probable reserves attributed to each such field. Subsequently, a general risk factor has been applied to the total probable reserves based on the judgment of EPL, which, among other things, reflects that these probables are less likely to be recovered than those reserves considered proved. Actual results will be dependent on oil and natural gas markets and the accuracy of production and reserves estimates, which includes timing of future operations.
Risked Net Shelf & Onshore Portfolio- The unrisked potential (see definition above) has been identified on a per prospect basis for EPL’s onshore
South Louisiana and GOM Shelf portfolio of identified drilling opportunities, and represents EPL’s net revenue interest in the gross unrisked potential reserves attributed to each such prospect.  Subsequently, a general risk factor has been applied to the Shelf and onshore portfolio based on the judgment of EPL. These opportunities have yet to be discovered and hence are subject to greater uncertainty than the net probables attached to proved reserves.  Actual results will be dependent on our drilling success, oil and natural gas markets and the accuracy of production and reserves estimates, which includes timing of future operations.
Risked Net Deepwater Portfolio- The unrisked potential (see definition above) has been identified on a per prospect basis for EPL’s deepwater
GOM portfolio of identified drilling opportunities, and represents EPL’s net revenue interest in the gross unrisked potential reserves attributed this portfolio of drilling opportunities. Subsequently, a general risk factor has been applied to the Deepwater portfolio based on the judgment of EPL.
These opportunities have yet to be discovered and hence are subject to greater uncertainty than the net probables attached to proved reserves.
Actual results will be dependent on our drilling success, oil and natural gas markets and the accuracy of production and reserves estimates, which includes timing of future operations.

Appendix: Definitions
Net Asset Value per Share for Proved Reserves at 12/31/05 – The present value of the 12/31/05 future cash flow streams of EPL’s proved reserves at year end using year end prices for oil and natural gas held constant into the future, net of expenses, estimated capital expenditures and abandonment costs net of salvage, discounted to 10% on an after tax basis, less current outstanding debt of $320 million as of 9/30/06, less working capital of $2.8 million and less outstanding hedge positions of $22.1 million. The calculation then derives a per share value using fully diluted shares for the nine months ended on 9/30/06 of 40.5 million shares. This represents one methodology that could be used to value a company which could materially differ from alternative valuation methodologies. Other persons valuing a company using this particular method could reach a different value as a result of, among other things, different risk factors being applied to the potential sources of future value.  Actual results will be dependent on our drilling success, oil and natural gas markets and the accuracy of production and reserves estimates, which includes timing of future operations.
Net Asset Value for Potential Sources of Future Upside – Net asset value for risked net probables attached to proved reserves, risked net Shelf and onshore portfolio, and risked net deepwater portfolio (see definitions above) is defined herein as the present value of the future cash flow streams of EPL’s probable reserves, and those contained in the portfolio of Shelf, onshore and deepwater prospects using New York Mercantile
Exchange (NYMEX) pricing as of 10/20/06 for oil and natural gas for future periods, net of expenses, estimated future capital expenditures and abandonment costs net of salvage, discounted to 10% on an after tax basis. The calculation then derives a per share value using fully diluted shares for the nine months ended on 9/30/06 of 40.5 million shares. This represents one methodology that could be used to value a company which could materially differ from alternative valuation methodologies.  Other persons valuing a company using this particular method could reach a different value as a result of, among other things, different risk factors being applied to the potential sources of future value.  Actual results will be dependent on our drilling success, oil and natural gas markets and the accuracy of production and reserves estimates, which includes timing of future operations.

Page 22 201 St. Charles Avenue, Suite 3400 New Orleans, Louisiana 70170 (504) 569-1875 www.eplweb.com